UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2024

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STWD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 22, 2024, Starwood Property Trust, Inc. (the “Company”) filed with the Securities and Exchange Commission a prospectus supplement dated August 22, 2024 related to the Company’s Amended and Restated Dividend Reinvestment and Direct Stock Purchase Plan. In connection with the filing of the prospectus supplement, Womble Bond Dickinson (US) LLP delivered a legality opinion, a copy of which is attached hereto as Exhibit 5.1, with respect to the shares of common stock, par value $0.01 per share, of the Company that may be offered and sold from time to time under the Amended and Restated Dividend Reinvestment and Direct Stock Purchase Plan.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits

Exhibit Number	Description

5.1	Opinion of Womble Bond Dickinson (US) LLP
23.1	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2024	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Heather N. Bennett
Name: Heather N. Bennett
Title: General Counsel & Chief Compliance Officer